                                                               EXHIBIT 10.15 (b)



                       MASTER EQUIPMENT LEASE AGREEMENT
                                 NO.HGF081196

                                    between

                       LEASING INNOVATIONS, INCORPORATED

                                    LESSOR

                                      and

                            BLUE RHINO CORPORATION

                                    LESSEE

                               TABLE OF CONTENTS

                                                                            Page

     SECTION  1.     DEFINITIONS............................................   1
     SECTION  2.     AGREEMENT FOR LEASE OF EQUIPMENT BY LESSOR.............   2
     SECTION  3.     DELIVERY AND ACCEPTANCE OF EQUIPMENT...................   2
     SECTION  4.     NO WARRANTIES BY LESSOR................................   2
     SECTION  5.     LEASE NON-CANCELLABLE; PAYMENTS TO BE NET..............   3
     SECTION  6.     LEASE TERM.............................................   3
     SECTION  7.     RENT...................................................   3
     SECTION  8.     LESSEE'S REPRESENTATIONS AND WARRANTIES................   3
     SECTION  9.     IDENTIFICATION MARKS...................................   4
     SECTION 10.     FEES AND TAXES.........................................   4
     SECTION 11.     INDEMNITY..............................................   4
     SECTION 12.     USE OF EQUIPMENT.......................................   4
     SECTION 13.     IMPROVEMENT, MAINTENANCE AND REPAIR OF EQUIPMENT.......   5
     SECTION 14.     LOSS, DAMAGE OR DESTRUCTION OF EQUIPMENT...............   5
     SECTION 15.     ANNUAL REPORTS.........................................   6
     SECTION 16.     INSURANCE..............................................   6
     SECTION 17.     RETURN OF EQUIPMENT....................................   7
     SECTION 18.     LESSOR'S OWNERSHIP; EQUIPMENT TO BE AND REMAIN
                     PERSONAL PROPERTY......................................   7
     SECTION 19.     EVENTS OF DEFAULT......................................   8
     SECTION 20.     REMEDIES OF DEFAULT....................................   9
     SECTION 21.     ASSIGNMENT.............................................  10
     SECTION 22.     RECORDING AND FILING EXPENSES..........................  10
     SECTION 23.     QUIET ENJOYMENT........................................  11
     SECTION 24.     OPTION TO RENEW........................................  11
     SECTION 25.     OPTION TO PURCHASE.....................................  11
     SECTION 26.     MISCELLANEOUS..........................................  12

                       MASTER EQUIPMENT LEASE AGREEMENT
                                 NO. HGF081196

THIS MASTER EQUIPMENT LEASE AGREEMENT is between Leasing Innovations, Incorporated (the "Lessor"), a California Corporation having a place of business at 437 S. Hwy 101, Suite 104, Solana Beach, CA 92075, and Blue Rhino Corporation (the "Lessee"), a Delaware corporation with its principal place of business at 104 Cambridge Plaza Drive, Winston-Salem, NC 27103.

Lessor and Lessee expect that Lessee will request Lessor to acquire certain equipment and lease it to Lessee, as will be more fully described in one or more Rental Schedule(s). This Lease and each Rental Schedule and other documents incorporated therein make up the total agreement between the parties for the Equipment in each such Rental Schedule. Upon acceptance by the Lessee of the Equipment leased under any Rental Schedule, Lessor leases to Lessee, and Lessee leases from Lessor, such Equipment upon the terms and conditions contained in this Lease.

In consideration of the mutual covenants contained herein, Lessor and Lessee agree as follows:

1.   DEFINITIONS - The following terms shall, unless the context otherwise
     -----------
requires, have the following meanings for all purposes of this Lease and related documents:

     (a) "ACQUISITION COST" of the equipment means an amount equal to the sum of the purchase price of such equipment paid by Lessor, plus any costs, expenses, and fees paid or incurred by Lessor in obtaining such equipment.

     (b) "CERTIFICATE OF DELIVERY AND ACCEPTANCE" means a certificate to be executed by Lessee, and dated the date of Lessee's acceptance for lease of the Equipment, delivered to Lessee.

     (c) "EQUIPMENT" - the equipment listed on, and leased to Lessee under a specific Rental Schedule.

     (d) "FAIR MARKET VALUE" - the price that would be obtained in an arms-length transaction between an informed and willing prospective buyer and an informed and willing prospective seller under no compulsion to sell.

     (e) "LEASE" shall be deemed to refer to this Master Equipment Lease Agreement and any and all executed related documents.

     (f) "LEASE COMMENCEMENT DATE" means that date upon which Lessee's obligation under this Lease and such Rental Schedule will commence as specified in the Certificate of Delivery and Acceptance and/or the Bill of Sale for each Rental Schedule.

     (g) "LEASE EXTENSION AGREEMENT" - an agreement extending the Lease term of a specific Rental Schedule beyond its original term for an agreed upon renewal rent.

     (h) "RENTAL SCHEDULE" means a schedule to be executed by Lessor and Lessee, setting forth a full description of Equipment to be leased, its locations, Acquisition Cost, the amount of rent payable by Lessee, the lease term, and such other details as Lessor and Lessee may desire.

2.   AGREEMENT FOR LEASE OF EQUIPMENT BY LESSOR - Lessee shall evidence its
     ------------------------------------------
request to Lessor to execute a purchase order or acceptance of assignment of a purchase order for particular Equipment for lease to Lessee by executing and delivering a Rental Schedule for such Equipment to Lessor. Lessee's execution of such Rental Schedule shall obligate Lessee to lease the Equipment from Lessor and Lessee shall indemnify Lessor against any loss, damage, claim, demand or expense arising from Lessor's execution of a purchase order or acceptance of assignment of a purchase order for such Equipment.

3.   DELIVERY AND ACCEPTANCE OF EQUIPMENT - Promptly upon delivery and
     ------------------------------------
installation at Lessee's premises, Lessee shall inspect the Equipment, and if it is found to be acceptable, execute and deliver to Lessor either a Certificate of Delivery and Acceptance or a bill of sale. Thereafter, such Equipment shall be deemed to have been delivered to and accepted by Lessee and shall be subject to all the terms and conditions of this Lease and the respective Rental Schedule. In the event the Equipment is not accepted in each Rental Schedule, Lessor, at Lessor's option shall have the right to cancel said Rental Schedule.

4.   NO WARRANTIES BY LESSOR - Lessee acknowledges that any equipment under this
     -----------------------
Lease is (a) of a size, design, capacity and manufacture acceptable to Lessee for lease; (b) suitable for Lessee's purposes; and (c) in good order, repair and condition. LESSOR HEREBY MAKES NO EXPRESS OR IMPLIED WARRANTIES OR REPRESENTATIONS AS TO ANY MATTER WHATSOEVER, INCLUDING WITHOUT LIMITATION, THE TITLE TO, OR CONDITION OF, ANY EQUIPMENT, ITS MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE. Lessor shall not be liable either for any defects, latent or patent, in any of the equipment, or for any damage therefrom; or shall not be liable for loss of use of any of the equipment or for any interruption in Lessee's business occasioned by Lessee's inability to use any of the equipment or for any interruption in Lessee's business occasioned by Lessee's inability to use any of the equipment for any reason whatsoever. Lessor will take any reasonable steps within its power to make available to Lessee any manufacturer's similar warranty applicable to the equipment and make any assignment or other transfer of rights in and to such warranty.

5.   LEASE NON-CANCELLABLE: PAYMENTS TO BE NET - Lessee agrees that all rent or
     -----------------------------------------
other sums payable by Lessee, shall be the unconditional obligation of Lessee and shall be made without abatement, reduction or setoff of any nature, including any present or future claim the Lessee may have against the Lessor or any of its assigns of the manufacturer or vendor of the equipment. This Lease shall not be cancellable or terminable by Lessee prior to the end of the lease term, except as herein expressly provided.

6.   LEASE TERM - The lease term of each Rental Schedule shall commence on the
     ----------
Lease Commencement Date and shall continue until such time as all obligations of Lessee are fulfilled, including all renewals as specified in Section 24.

7.   RENT - Lessee agrees to pay rent to Lessor throughout the lease term, as
     ----
specified on each Rental Schedule.

Interim Rent will be payable for the period of time from the date the Equipment is accepted until the beginning of the first regular rental period. The regular period will begin on the first day of the month following the Commencement Date. The amount of such Interim Rent will be calculated by dividing the amount of rent for a regular rental period by the number of days in such period (based on a 360 day year) and multiplying the quotient by the number of days for which Interim Rent is payable. The Interim Rent is due upon receipt of invoice.

Lessee authorizes Lessor to insert the amount of Interim Rent and the date of the first regular rental period on each Rental Schedule.

Rents payable hereunder shall be paid to Lessor at its address or to such other person and address as Lessor may from time to time designate in writing.

8.  LESSEE'S REPRESENTATION AND WARRANTIES - Lessee represents and warrants for
    --------------------------------------
the benefit of Lessor and will provide an opinion of counsel and other supporting documents to the effect that (a) Lessee is a corporation legally incorporated and validly existing, in good standing, under its laws of incorporation, with full corporate power to enter into this Lease and to pay and perform its obligations; (b) this Lease has been duly authorized, executed and delivered by Lessee and constitutes a valid, legal and binding obligation of Lessee enforceable in accordance with its terms; (c) no approval is required from any public regulatory body nor from any parent or affiliate of Lessee or from any other person, firm or corporation with respect to the entering into or performance of this Lease, and the leasing of the equipment by Lease, will not result in any breach or default under any covenants or agreements or result in the creation of any lien, charge, security interest or other encumbrance in or upon any equipment pursuant to any indenture, mortgage, deed of trust, of other lien of any nature whatsoever which now or hereafter covers or affects any property or interest of Lessee, in any manner which will adversely affect Lessor's right, title, and interest and (d) there are no suits or proceedings pending or to the knowledge of Lessee threatened, in any court of before any regulatory commission, board or other administrative governmental agency against affecting Lessee, which will have a material adverse effect on the financial condition or business of Lessee.

9    IDENTIFICATION MARKS - Upon Lessor's request, Lessee shall at Lessee's
     ---------------------
expense, affix and maintain on the equipment identification marks, satisfactory to Lessor, indicating Lesors's ownership.

10.  FEES AND TAXES - Lessee agrees to pay, promptly when due, all license fees
     --------------
and assessments, and all sales, use, property, excise and other taxes or charges (including any interest and penalties), now or hereafter imposed by any governmental body or agency upon any equipment, the purchase, ownership, possession, leasing, operation, use or disposition, the rentals or other payments (excluding taxes on or measured by the net income of Lessor), Lessee will prepare and file promptly with the appropriate offices any and all tax and other similar returns required to be filed (sending copies to Lessor) or, if requested by Lessor, notify Lessor of such requirement and furnish may effect such filing. Any amounts required to be paid by Lessee under this Section which Lessee fails to pay may be paid by Lessor and shall become immediately due form Lessee and Lessor. If payment is not received within ten (10) days of notice of such payment by Lessor to Lessee, a late fee will be assessed at the Late Charge rate.

11.  INDEMNITY - Lessee indemnifies, protects, saves and keeps harmless the
     ---------
Lessor and any and all of its assigns referred to in Section 21 and their respective agents and servants, from any and all losses, damage, injuries, claims, demands and expenses, including reasonable legal expenses, of whatsoever kind and nature arising from the use or possession of the equipment by Lessee, including incorporation by Lessee of an invention or attachment to the equipment resulting in a claimed infringement of patent.

The Lessor shall give the Lessee prompt notice of any claim or liability indemnified by Lessee and Lessee shall assume full responsibility for the defense of such matter.

12.  USE OF EQUIPMENT - Lessee agrees that its use of equipment will at all
     ----------------
times be in compliance with applicable laws, rules, regulations and orders; that it will acquire and maintain all licenses, certificates, permits or other approvals required because of its use of equipment or permit its use by anyone other than Lessee.

13.  IMPROVEMENT, MAINTENANCE AND REPAIR OF EQUIPMENT - Lessee will, at its own
     ------------------------------------------------
expense, (a) maintain the equipment in good and safe operating order, repair and condition, and in accordance with the requirements of any governmental authority, domestic or foreign, having jurisdiction; (b) pay for all fuel, services, inspections, overhauls, materials and labor necessary for the proper use, repair, operation and maintenance of the equipment; and (c) protect the equipment from misuse, unnecessary exposure to the elements or other abuse or damage. Lessee, at its sole cost and expense, may with Lessor's prior written consent, modify and make additions or improvements to the equipment, provided that (i) such alterations, modifications, additions or improvements do not reduce the value or utility of the equipment or impair the certifications, performance, safety, quality, capability, use or character of the equipment, (ii) such modifications, additions and improvements, shall automatically become the sole property of Lessor and subject to the terms of this Lease, and included in the term "Equipment" and (iii) upon the termination of the lease term of any Rental Schedule as to which such have been made, Lessee, if requested to do so by Lessor, shall remove any such alterations, modifications, additions and improvements, and restore such Equipment to its original conditions as of the respective Lease Commencement Date, reasonable wear and tear only being excepted.

14.  LOSS, DAMAGE OR DESTRUCTION OF EQUIPMENT - Lessee shall bear all risks of
     ----------------------------------------
damage to, or loss or destruction of, any equipment during the lease term and until such equipment has been returned to Lessor pursuant to the provisions of Sections 17 or 20, whichever is applicable.

In the event that any Equipment is damaged, but not irreparably so, the Lessee agrees to promptly notify Lessor in writing of such fact and, at Lessor's option, and at Lessee's sole cost and expense, place the same in good repair, condition and working order.

In the event that any Equipment shall become lost, stolen, destroyed or irreparable damaged from any cause whatsoever, or if any Equipment or Lessor's title shall be requisitioned or seized by any governmental authority (each such occurrence being called a "Casualty Occurrence") during the lease term of such Equipment, Lessee shall promptly notify the Lessor in writing of such fact and fully inform Lessor. Within thirty (30) days after the date of such Casualty Occurrence, Lessee shall then pay Lessor an amount equal to the "Stipulated Loss Value", stated as a percentage of Acquisition Cost, as set forth in such Rental Schedule for the period said funds are received, plus any rent and other charges due and payable. Upon such payment such Rental Schedule shall terminate and all remaining right, title, and interest of Lessor, if any, in and to such Equipment shall vest in Lessee.

15.  ANNUAL REPORTS - Lessee will provide to Lessor within one hundred and
     --------------
twenty (120) days of its fiscal year end, audited financial statements.

16.  INSURANCE - Lessee will maintain, at its sole cost and expense, at all
     ---------
times during the lease term of any Rental Schedule, and until such Equipment on said Rental Schedule has been returned to Lessor in accordance with the provisions of Sections 17 or 20, whichever is applicable, with reputable insurers acceptable to Lessor (a) insurance with an occurrence type coverage, in an amount equal to the replacement value of the Equipment provided that the amount of such insurance shall not at any time be less than the Stipulated Loss Value, insuring against loss and/or damage to such Equipment arising out of any risk covered by fire, windstorm, explosion, and extended coverage and against such other risks as determined by Lessor and (b) comprehensive general liability insurance, in the amount of $1 million or such greater amount as required by Lessor, insuring against the liability for death, bodily injury and property damage resulting from ownership, maintenance, use or operation of the Equipment.

All insurance policies shall name Lessor and its assigns as additional insured(s), (a) with losses under the physical loss and/or damage policies to be payable to Lessor and its collateral assigns, (b) provide that the policies will not be invalidated as against Lessor or its collateral assigns because of any violation of a condition or warranty of the policy or applications by Lessee, and (c) provide that the policies may only be materially altered or canceled by the insurer after thirty (30) days prior written notice to Lessor or its collateral assigns. Prior to the Lease Commencement Date for any Equipment (or at such other times as Lessor may request), Lessee shall provide to Lessor a certificate or other evidence of all such insurance satisfactory to Lessor. In the event of failure on the part of Lessee to provide and maintain any of the aforesaid insurance, Lessor may procure such insurance and Lessee shall, upon Lessor's demand, reimburse Lessor for all expenditures made by Lessor for such insurance, together with assessment of a late fee at the Late Charge Rate from the date Lessor is required to provide said insurance until payment is received by Lessor form Lessee.

The physical loss or damage insurance policy or policies shall also provide that upon receipt by the insurer from Lessor of any written notice of the occurrence of an Event of Default, any proceeds payable by said insurer with respect to any loss or destruction of, or damage to, any Equipment relating to said Rental Schedule, shall be payable solely to Lessor and its collateral assigns, up to the date said insurer receives written notice from Lessor that said Event of Default is no longer continuing.

Any insurance proceeds received as the result of a Casualty Occurrence with respect to any Equipment shall be applied first to reduction of any rent and other charges due and payable by Lessee to Lessor and second to reduction of Lessee's obligation to pay the Stipulated Loss Value for such Equipment, if not already paid by Lessee to Lessor, or, if already paid by Lessee, to the reimbursement of Lessee for its payment of such Stipulated Loss Value. The balance of the insurance proceeds, if any, shall be paid to Lessee, if Lessee is not then in default. In the event that any Equipment has been damaged, but not irreparable, Lessor shall, if no Event of Default has occurred and is continuing, release to Lessee the proceeds of any insurance received by Lessor as a result of such damage for the purpose of reimbursing Lessee for the costs of repairing or restoring such Equipment, upon receipt by Lessor of evidence, satisfactory to Lessor, that such repair or restoration has been completed, and a paid invoice for cost of such repairs.

17. RETURN OF EQUIPMENT. Lessee shall give Lessor at least 180 days notice in
    -------------------
writing of its intention to return any Equipment to Lessor upon the expiration of the lease term. In the event that Leasee shall fail to give Lessor 180 days notice in writing, this Lease as it relates to such Equipment shall be automatically extended and continued at the same rent in effect for the last current rent period until 180 days after Lessor receives such notice in writing form Lessee.

Upon the expiration or termination of the lease term of any Rental Schedule, Lessee will immediately surrender possession and return the Equipment on such Rental Schedule to Lessor, together with instructional and other brochures or manuals related to such Equipment, in its original condition as of the Lease Commencement Date, reasonable wear and tear only being excepted, at Lessee's cost, by (a) properly preparing, crating and/or assembling such Equipment for shipment by common carrier, and (b) shipping such Equipment by common carrier, with insurance prepaid to a place designated by Lessor.

Upon such expiration of the lease term, Lessee shall also provide Lessor a certification by the manufacturer of the Equipment, or by its authorized representative, that the Equipment being shipped to Lessor is in proper operating order immediately prior to such shipment.

18.  LESSOR'S OWNERSHIP: EQUIPMENT TO BE AND REMAIN PERSONAL PROPERTY - Lessee
     ----------------------------------------------------------------
agrees it has no rights in the equipment except its rights as Lessee. Lessee agrees that no action will be taken or allowed by Lessee that will cause the equipment to become real property notwithstanding the manner in which the equipment may be attached or affixed to the realty. Upon the expiration or other termination of the lease term of any Rental Schedule, Lessee shall have the obligation, and Lessor shall have the right to remove, or to cause the removal of, such Equipment, on such Rental Schedule from the premises where it is then located, for return to Lessor pursuant to the provisions of Section 17. Lessor shall not be liable for any damage caused to the realty occasioned by any removal of the Equipment by Lessor or its agents, whether or not any such Equipment is affixed or attached to the realty.

Lessee, at the request of Lessor, shall obtain and deliver to Lessor concurrently with the execution and delivery of each Rental Schedule, a waiver, from the owner, lessor, mortgagee of any lien or encumbrance on the realty where the Equipment is located, under which such owner, (a) agree and consent that they will consider such Equipment as personal property, owned by and removable by Lessor, and (b) waive any rights of distraint or similar rights with respect to such Equipment. If, for any reason, Lessee is unable to return, or is prevented from returning, any Equipment to Lessor upon the expiration or termination of the lease term as required Section 17, such action shall, for all purposes of this Lease be deemed as Lessee's giving its notice to exercise its Option to Purchase under Section 25.

19   EVENTS OF DEFAULT - One or more of the following events shall be defined as
     -----------------
an Event of Default ("Default"):

     (a) the failure to make the payment of any rent or any obligation as provided for in this Lease;

     (b) Lessee shall fail in the observance and/or performance of any other covenant, condition and agreement on the part of Lessee to be observed and/or performed under this Lease;

     (c) any representation or warranty made by Lessee or in any document or certificate furnished to Lessor in connection with or pursuant to this Lease, shall at any time prove to be incorrect when made in any respect;

     (d) Lessee shall make or permit any authorized assignment or transfer of this Lease or of Lessee's rights and obligations, or Lessee shall make or permit any unauthorized sublease or transfer of any equipment, or the possession of same;

     (e) Lessee shall make an assignment for the benefit of its creditors, or cease being in substantially the same line or lines of business or with the same corporate structure in which Lessee is presently engaged, or ceased doing business as a going concern, or become insolvent or bankrupt or admit in writing its inability to pay its debt as they mature, or consent to the appointment of a trustee or receiver, or a trustee, or a receiver shall be appointed for Lessee without Lessee's consent,or bankruptcy, reorganization, insolvency, arrangement, or liquidation proceedings shall be instituted by or against Lessee or Lessee's corporation existence shall terminate; or

     (f) any obligation of Lessee for the payment of borrowed money or the acquisition of assets by lease, conditional sale or similar arrangement, shall not be paid or refinanced at maturity, whether by acceleration or otherwise, or shall be declared to be due and payable prior to the stated maturity by reason of default or other violation of the terms of any promissory note or agreement evidencing or governing such obligation.

20.  REMEDIES OF DEFAULT - Upon an event of Default which is not satisfied
     -------------------
within thirty (30) days of written notice from Lessor to Lessee of said Default, Lessor may do one or more of the following:

     (a) declare the entire amount of rent remaining to be paid over the balance of the lease term for all equipment then leased, immediately due and payable;

     (b) proceed by appropriate court actions at law or in equity or in bankruptcy to enforce performance by Lessee of the covenants and terms of this Lease and/or to recover damages for the breach;

     (c) terminate this Lease; or

     (d) repossess the equipment wherever found and for this purpose Lessor and/or its agents may enter upon any premises of or under control or jurisdiction of Lessee or any agent of Lessee without liability for suit, action or other proceeding by Lessee (any damages occasioned by such repossession being expressly waived by Lessee) and remove the equipment.

With respect to any equipment returned to Lessor, or repossessed by Lessor pursuant to subparagraph (d) above, Lessor may hold or use such equipment for any purpose whatsoever, Lessor may, either sell same at a private or public, cash or credit sale, or release same for such term and upon such rental as shall be solely determined by the Lessor.

Whether or not any equipment is returned to, or repossessed by Lessor, as aforesaid, Lessee shall also be liable for, and Lessor may forthwith recover from Lessee, all unpaid rent, late charges and other unpaid sums consisting of all costs and expenses of repossession, storage, repairs, reconditioning, sale, re-leasing, attorneys' fees and collection fees with respect to such equipment.

In the event that any court of competent jurisdiction determines that any provision of this section is invalid or unenforceable in whole or in part, such determination shall not prohibit Lessor from establishing its damages sustained as a result of any breach of this Lease in any action or proceeding in which Lessor seeks to recover such damages. Any repossessing or resale of any Equipment under and Rental Schedule shall not bar Lessor's right to repossess any or all Equipment under all Rental Schedules.

21.  ASSIGNMENT- Lessee will not assign or transfer its rights under this lease,
     ----------
or sublease any of the Equipment, or remove or suffer any of the Equipment to be removed from the location specified in the Rental Schedule for such Equipment.

Lessor may transfer and make an absolute assignment of its rights to the Equipment on each Rental Schedule and the Lease to a third party who shall assume all the rights and obligations of Lessor. Lessor may also collaterally assign this Lease, and may grant a mortgage on, or security interest in, any Equipment on each Rental Schedule to any such assignee, in whole or in part, without notice to, or the consent of, Lessee. Each collateral assignee shall have all of the rights but none of the obligations of Lessor under this Lease and Lessee shall, upon receipt of written notice, recognize each such assignment and mortgage or security interest and shall assent and comply with the directions or demands given in writing by any such assignee. Lessee shall not assert against any such assignee any defense, counterclaim or set-off. However, nothing shall relieve Lessor from its obligations to Lessee. After any such assignment this Lease may not be amended or modified without the prior written consent of any such assignee. Upon any assignment of this Lease or the granting of any mortgage on, or security interest in, any of the equipment, Lessor or its assignee may record any instruments relating to the assignment, mortgage, or security interest desired by Lessor or such assignee in accordance with the laws of appropriate jurisdictions.

22. RECORDING AND FILING EXPENSES - Lessee will, upon demand of Lessor, at
    -----------------------------
Lessee's cost and expense, execute, acknowledge, deliver, file, register, record, deposit (and will re-file, re-register, re-record, or re-deposit whenever required) any and all further instruments required by law in the United States or requested by Lessee (or any assignee of Lessor) including, without limitation, financing statements under the Uniform

Commercial Code for the purpose of proper protection to the satisfaction of Lessor, of Lessor's and/or its assign's title to any Equipment on each Rental Schedule (and/or of Lessor's and/or its assign's security interest, if any, in any of the Equipment) or for the purpose of carrying out the intention of this Lease. Lessee will also pay, or will upon demand reimburse Lessor for all of the reasonable out-of-pocket costs and expenses incurred by Lessor in connection with this Lease and/or Lessor's purchase of any of the Equipment for lease and for all fees and cost of any attorney specially retained by Lessor to take any action or proceeding to enforce the terms of this Lease.

23.  QUIET ENJOYMENT - Lessor hereby represents and warrants to Lessee that
     ---------------
Lessor has the full right and authority to enter into this Lease on the terms herein stated, and that, conditional upon Lessee performing all of the terms, covenants and conditions hereof, Lessor will not interfere with Lessee's right to peaceably and quietly hold, possess and use the equipment during the term of this Lease.

24.  OPTION TO RENEW - Provided Lessee is not in Default, upon the expiration of
     ---------------
the initial term with respect to each Rental Schedule, Lessee shall have the option, exercisable on at lease 180 days prior written notice to Lessor, to renew the lease term with respect to all but not less than all of the Equipment then subject to said Rental Schedule for additional renewal terms at a renewal rent that would be obtained in an arms-length transaction between an informed and willing prospective Lessee and an informed and willing prospective Lessor under no compulsion to lease.

In the event that Lessee shall fail to give Lessor 180 days notice in writing, this Lease as it relates to such Equipment shall be automatically extended and continued at the same rent in effect for the last current rent period until 180 days after Lessor receives such notice in writing from Lessee.

If, after 90 days from notification to renew, Lessor and Lessee are unable to agree on the renewal rent of the Equipment and Lessee wishes to proceed with this option, then Lessor and Lessee at Lessor's option shall at Lessee's expense obtain appraisal values from three (3) independent dealers in similar equipment (one to be selected by Lessor, one by Lessee, and the other by the two selected by Lessor and Lessee) and the renewal rent shall be calculated on the average amount as determined by such dealers and shall be binding on the parties.

If Lessee has elected to renew the Rental Schedule pursuant to this option, the renewal rent shall be payable subject to the terms and conditions of a Lease Extension Agreement.

25.  OPTION TO PURCHASE - Provided Lessee is not in Default, upon the expiration
     ------------------
of the lease term or any subsequent renewal term with respect to each Rental Schedule, Lessee shall have the option, exercisable on at lease 180 days prior written notice to Lessor, to purchase all, but not less than all of the Equipment on said Rental Schedule. In the event that Lessee shall fail to give Lessor 180 days notice in writing, this Lease as it relates to such Equipment shall be automatically extended and continued at the same rent in effect for the last current rent period until 180 days after Lessor receives such notice in writing from Lessee. If Lessee elects to exercise this option, Lessee shall pay to Lessor, in good funds upon the expiration of the 180 day written notice, in an amount agreed to by Lessee and Lessor.

If, after 90 days from notification to purchase, Lessor and Lessee are unable to agree on the value of the Equipment, and Lessee wishes to proceed with this option, then Lessor and Lessee at Lessor's option shall at Lessee's expense obtain appraisal values from three (3) independent dealers in similar equipment (one to be selected by Lessor, one by Lessee and the other by the two selected by Lessor and Lessee) and the average value as determined by such dealers shall be binding on the parties as the Fair Market Value.

Upon receipt of good funds and payment of all taxes and other charges, Lessor shall, upon request of Lessee, execute and deliver to Lessee a bill of sale (without representations or warranties except as to title and that the Equipment is free and clear of all claims, liens, security interests and other encumbrances) and such other documents as may be required to release the Equipment from the terms of this Lease all at Lessee's expense.

26. MISCELLANEOUS
    -------------

     26.1 LATE CHARGE RATE - If Lessee fails to pay when due any amount required
          ----------------
to be paid, Lessee shall pay to Lessor late charges of five (5%) percent of any payment more than ten (10) days overdue (but not less than $1.00) or such other late charges as shall be established by Lessor from time to time but in no event to exceed maximum lawful charges.

     26.2 NOTICES - Any notice required or permitted to be given by either party
          -------
hereto to the other shall be deemed to have been given when deposited in the United States mails, first-class postage prepaid, addressed to either party at its address or to such other address as either party shall furnish to the other in writing.

     26.3 SEVERABILITY: EFFECT AND MODIFICATION OF LEASE - Any provision of this
          ----------------------------------------------
Lease which is prohibited or unenforceable in any jurisdiction, shall be, as to such jurisdiction, ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. No variation or modification of this Lease and no waiver of any of its provisions or conditions shall be valid or may be relied upon unless in writing and signed by duly authorized officers of Lessor and Lessee.

     26.4 RIGHTS AND OBLIGATIONS THAT SURVIVE TERMINATION - Upon the termination
          -----------------------------------------------
of this Lease, Sections 10, 11, and 26.1 shall survive and continue to be in effect in accordance with their terms.

     26.5 COUNTERSIGNATURE - This Lease and subsequent Rental Schedules are not
          ----------------
binding upon Lessor and no terms or conditions may be relied upon by Lessee until such time as a Lessee executed copy is received at the home office of Lessor, and is countersigned by a properly designated officer of the Lessor.

     26.6 GOVERNING LAW -  Lessor and Lessee agree that this Lease and other
          -------------
documents incorporated in it shall be governed by and construed in accordance with the laws of the State of California.

     26.7 LESSOR'S RIGHT TO PERFORM FOR LESSEE - If Lessee fails to duly and
          ------------------------------------
promptly perform any of its obligations under this Lease or fails to comply with any of the covenants or agreements contained herein, Lessor may itself perform such obligations or comply with such covenants and agreements, for the account of Lessee without thereby waiving any default, and any amount paid or expense (including reasonable attorney's fees) incurred by Lessor in connection with such performance or compliance shall, together with interest at the Late Charge Rate, be payable by Lessee to Lessor on demand.

     26.8 AGREEMENT FOR LEASE ONLY - Lessor and Lessee agree that this Lease is
          ------------------------
and is intended to be a true Lease and not a Lease intended as a security or a Lease in the nature of a security interest.

IN WITNESS WHEREOF, Lessor and Lessee, each pursuant to its due authority, have caused these presents to be signed in their respective named by their duly authorized officers and their corporate seals, if applicable, to be hereunto affixed and duly attested.


LESSOR:                                  LESSEE:

LEASE INNOVATIONS,                       BLUE RHINO CORPORATION
INCORPORATED



BY /s/ Heather Fritz                     BY /s/ Kurt Gehsmann
   -------------------------                ------------------------------

TITLE        President                   TITLE        Controller
     -----------------------                  ----------------------------

DATE   August 11, 1996                   DATE    August 11,1996
     -----------------------                  ----------------------------


                                         FEDERAL ID NUMBER:
                                            56-1870472
                                         ------------------

                      SECRETARY'S CERTIFICATE RELATING TO
                      INCUMBENCY AND CORPORATE AUTHORITY
             (To be used where no sale and leaseback is involved)


     The undersigned,          Kurt Gehsmann           , Secretary/Clerk of
                      ---------------------------------
                         (SECRETARY/CLERK PRINT NAME)
Blue Rhino Corporation a Delaware Corporation (the "Corporation") does hereby certify:

     1. That he/she is the duly elected, qualified and acting Secretary/Clerk of the Corporation and has the custody of the corporate records, minutes and corporate seal.

     2. That the following person(s) has/have been properly designated, elected and assigned to the office in such corporation as indicated below; that such persons(s) hold(s) such office at this time and that the specimen signature appearing beside the name of such officer is his/her true and correct signature.

     Name                            Title                             Specimen
                                                                      Signature

Mark Castaneda                       CFO                     /s/ Mark Castaneda
--------------------------------------------------------------------------------
     (MUST BE NAME, TITLE AND SIGNATURE OF PERSON SIGNING LEASE DOCUMENTS)

________________________________________________________________________________

     3. That each of such officers is duly authorized for and on behalf of said Corporation to execute and deliver any Master Equipment Lease Agreement between said Corporation and Leasing Innovations, Incorporated, and all agreements, documents, and instruments in connection therewith.

     4. That the execution and delivery of any such Master Equipment Lease Agreement, and all agreements, documents, and instruments in connection therewith for and on behalf of said Corporation is not prohibited by or in any manner restricted by the terms of said Corporation's Certificate of Incorporation, its by-laws, or of any loan agreement, indenture or contract to which said Corporation is a party or under which it is bound.

     5. That he/she is one of the duly authorized and proper officer(s) of said Corporation to make certificates in its behalf and that he/she has caused this Certificate to be executed and the seal of said Corporation to be appended on October 23, 1998.

(Corporate Seal)

                                             /s/       Kurt Gehsmann
                                             ---------------------------------
                                                Secretary/Clerk (SIGNATURE)
                                           (CANNOT BE PERSON SIGNING LEASE DOCS)